Exhibit 99

Form 3 Joint Filer Information

Name:		Medcare Investment Fund III, Ltd.

Address:		8122 Datapoint Drive, Suite 1000
San Antonio, Texas 78229

Designated Filer:		Medcare Investment Fund III, Ltd.

Issuer & Tickler Symbol:		Refocus Group, Inc. (RFCG.OB)

Date of Event
Requiring Statement:		March 1, 2005

Signature:		MEDCARE INVESTMENT FUND III, LTD.
By: MEDCARE GP CORP, Inc., a Texas
corporation, General Partner

	By:	/s/ Thomas W. Lyles, Jr.
Thomas W. Lyles, Jr., President

Name:		Medcare GP Corp, Inc.

Address:		8122 Datapoint Drive, Suite 1000
San Antonio, Texas 78229

Designated Filer:		Medcare Investment Fund III, Ltd.

Issuer & Tickler Symbol:		Refocus Group, Inc. (RFCG.OB)

Date of Event
Requiring Statement:		March 1, 2005

Signature:		MEDCARE GP CORP, INC.

	By:	/s/ Thomas W. Lyles, Jr.
Thomas W. Lyles, Jr., President

Name:	James R. Leininger, M.D.

Address:	8122 Datapoint Drive, Suite 1000
San Antonio, Texas 78229

Designated Filer:	Medcare Investment Fund III, Ltd.

Issuer & Tickler Symbol:	Refocus Group, Inc. (RFCG.OB)

Date of Event
Requiring Statement:	March 1, 2005

Signature:	/s/ Thomas W. Lyles, Jr.
Thomas W. Lyles, Jr.
Attorney-in-Fact